EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned, certify that, to the best of our knowledge, this quarterly report on Form 10-Q for the quarter ended September 30, 2010, of CRI HOTEL INCOME PARTNERS, L.P., and containing the financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

CRI HOTEL INCOME PARTNERS, L.P.
(Registrant)

by: CRICO Hotel Associates I, L.P.
its General Partner

by: C.R.I., Inc.
Managing General Partner

December 21, 2010	by: /s/ William B. Dockser
DATE	William B. Dockser,
Director, Chairman of the Board
and Treasurer
(Principal Executive Officer)

December 21, 2010	by: /s/ H. William Willoughby
DATE	H. William Willoughby
Director, President, Secretary,
Principal Financial Officer and
Principal Accounting Officer

This certification accompanies this quarterly report and is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose, and shall not be deemed filed by the registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.